NEWS RELEASE
CONTACT:	6110 Executive Blvd., Suite 800
William T. Camp	Rockville, Maryland 20852
Executive Vice President and	Tel 301-984-9400
Chief Financial Officer	Fax 301-984-9610
E-Mail: bcamp@writ.com	www.writ.com

February 16, 2012
WASHINGTON REAL ESTATE INVESTMENT TRUST ANNOUNCES FOURTH QUARTER AND YEAR-END FINANCIAL AND OPERATING RESULTS FOR 2011

Washington Real Estate Investment Trust (“WRIT” or the “Company”) (NYSE: WRE), a leading owner and operator of diversified properties in the Washington, D.C. region, reported financial and operating results today for the quarter and year ended December 31, 2011:

▪
Core Funds from Operations(1), defined as Funds from Operations(1) (“FFO”) excluding acquisition expense, gains or losses on extinguishment of debt and impairment, was $1.95 for the year and $0.47 for the quarter ended December 31, 2011, respectively, as compared to $1.96 and $0.48 for the prior year periods. Included in fourth quarter 2011 results was a $0.01 per diluted share charge related to a lawsuit with a former tenant at Westminster Shopping Center. FFO for the year ended December 31, 2011 was $110.1 million, or $1.66 per diluted share, compared to $111.6 million, or $1.79 per diluted share, in 2010. FFO for the quarter ended December 31, 2011 was $15.6 million, or $0.23 per share, compared to $21.1 million, or $0.33 per share, in the same period one year ago. Included in full year 2011 and fourth quarter 2011 FFO is a real estate impairment of $14.5 million, or $0.22 per share, which reflects the write-down of WRIT's investment in the office development at Dulles Station, Phase II to its estimated fair market value.

▪
Net income attributable to the controlling interests for the year ended December 31, 2011 was $104.9 million, or $1.58 per diluted share, compared to $37.4 million, or $0.60 per diluted share, in 2010. Included in 2011 net income are acquisition costs of $3.6 million, or $0.05 per share, real estate impairment of $14.5 million, or $0.22 per share, loss on extinguishment of debt of $1.0 million, or $0.01 per share, and gains on sale of real estate of $97.5 million, or $1.48 per share. Included in 2010 net income are acquisition costs of $1.2 million, or $0.02 per share, loss on extinguishment of debt of $9.2 million, or $0.15 per share, and gains on sale of real estate of $21.6 million, or $0.35 per share.

▪
Net income attributable to the controlling interests for the quarter ended December 31, 2011 was $30.7 million, or $0.46 per diluted share, compared to $10.6 million, or $0.16 per diluted share, in the same period one year ago. Included in fourth quarter 2011 net income is real estate impairment of $14.5 million, or $0.22 per share, loss on extinguishment of debt of $1.0 million, or $0.01 per share, and gains on sale of real estate of $40.9 million, or $0.62 per share. Included in fourth quarter 2010 net income are acquisition costs of $0.7 million, or $0.01 per share, loss on extinguishment of debt of $8.9 million, or $0.14 per share, and gains on sale of real estate of $13.7 million, or $0.21 per share.

Strategic Initiatives

At the beginning of 2011, WRIT announced a strategic plan consisting of continued portfolio repositioning, by acquiring and developing high quality assets inside the Beltway, near major transportation nodes and in areas with strong

Washington Real Estate Investment Trust

employment drivers and superior growth demographics.  Another part of this plan included disposing of the industrial portfolio, suburban office buildings, and other properties that do not fit the long-term strategy. As a result of this strategic plan focus, 2011 turned out to be a record year for WRIT in terms of both acquisition and disposition volume.  WRIT acquired five income-producing properties totaling $360 million and entered into two joint ventures to develop 430 multifamily units.  On the disposition side, WRIT completed the sale of its entire industrial portfolio along with three non-strategic office assets, for total proceeds of $409 million and GAAP gains of $97 million.

"2011 was marked by several key accomplishments that improved our portfolio, provided more stable long-term cash flow, and positioned us for future growth. Most notable of these accomplishments was completing the sale of our industrial portfolio, and repositioning all but $50 million of our sale proceeds into more stable, better located, higher quality assets. We are entering 2012 as a smaller but stronger company focused on upgrading our existing assets, beginning development of two multifamily projects and capitalizing on what we believe to be an improving economic climate," said George F. "Skip" McKenzie, President and Chief Executive Officer of WRIT.

Acquisitions and Dispositions

In the fourth quarter, WRIT announced a joint venture with Trammell Crow Company to develop a 15-story, 270 unit high-rise apartment community in Alexandria, Virginia. The joint venture purchased the proposed development site, a one-acre parcel located at 1219 First Street in Old Town Alexandria, Virginia. The project is within walking distance of the Braddock Road Metro Station and is in close proximity to Braddock Metro Center, the 345,000 square foot office campus purchased by WRIT in September 2011. The total cost of the project is estimated to be $95 million, with a projected stabilized return on cost between 7.0% and 8.0%. WRIT is the 95% equity partner and Trammell Crow is the 5% sponsor/developer partner. Construction is projected to commence in the fourth quarter 2012 and will take approximately 24 months to complete. Stabilization is estimated by first quarter 2016.

WRIT also completed the final two sale transactions of its industrial portfolio disposition. The two transactions totaled $115.1 million of sales proceeds and included Northern Virginia Industrial Park II, 6100 Columbia Park Road, and Dulles Business Park.

Operating Results

The Company's overall portfolio Net Operating Income (“NOI”)(2) was $50.6 million compared to $44.3 million in the same period one year ago and $47.9 million in the third quarter of 2011. Overall portfolio physical occupancy for the fourth quarter was 90.8%, compared to 88.3% in the same period one year ago and 89.0% in the third quarter of 2011.

Same-store(3) portfolio physical occupancy for the fourth quarter was 91.3%, compared to 92.1% in the same period one year ago. Sequentially, same-store physical occupancy increased 40 basis points (bps) compared to the third quarter of 2011. Same-store portfolio NOI for the fourth quarter decreased 1.3% and rental rate growth was 2.0% compared to the same period one year ago.

▪
Multifamily: 15.9% of Total NOI - Multifamily properties' same-store NOI for the fourth quarter increased 5.9% compared to the same period one year ago. Rental rate growth was 4.5% while same-store physical occupancy decreased 80 bps to 94.9%. Sequentially, same-store physical occupancy increased 40 bps compared to the third quarter of 2011.

▪
Office: 50.1% of Total NOI - Office properties' same-store NOI for the fourth quarter decreased 1.4% compared to the same period one year ago. Rental rate growth was 0.7% while same-store physical occupancy decreased 60 bps to 88.8%. Sequentially, same-store physical occupancy increased 40 bps compared to the third quarter of 2011.

▪
Medical: 15.3% of Total NOI - Medical office properties' same-store NOI for the fourth quarter decreased 2.2% compared to the same period one year ago. Rental rate growth was 2.9% while same-store physical occupancy decreased 320 bps to 90.6%. Sequentially, same-store physical occupancy decreased 70 bps compared to the third quarter of 2011.

▪
Retail: 18.7% of Total NOI - Retail properties' same-store NOI for the fourth quarter decreased 7.4% compared to the same period one year ago. Included in fourth quarter 2011 results was a $0.01 per diluted share charge related to a lawsuit with a former tenant at Westminster Shopping Center. Rental rate growth was 2.2% while same-store physical occupancy increased 50 bps to 93.0%. Sequentially, same-store physical occupancy increased 110 bps compared to the third quarter of 2011.

Washington Real Estate Investment Trust

Leasing Activity

During the fourth quarter, WRIT signed commercial leases for 263,569 square feet with an average rental rate increase of 7.9% over expiring lease rates on a GAAP basis, an average lease term of 4.8 years, tenant improvement costs of $17.09 per square foot and leasing costs of $10.29 per square foot.

▪
Rental rates for new and renewed office leases increased 3.8% to $31.38 per square foot, with $21.09 per square foot in tenant improvement costs and $12.19 per square foot in leasing costs. Weighted average term for new and renewed leases was 4.8 years.

▪
Rental rates for new and renewed medical office leases increased 12.1% to $38.91 per square foot, with $12.10 per square foot in tenant improvement costs and $6.15 per square foot in leasing costs. Weighted average term for new and renewed leases was 4.4 years.

▪
Rental rates for new and renewed retail leases increased 30.6% to $28.89 per square foot, with $1.10 per square foot in tenant improvement costs and $7.62 per square foot in leasing costs. Weighted average term for new and renewed leases was 5.9 years.

Financing Activity

WRIT prepaid two mortgage notes with an aggregate principal amount of $17.5 million at interest rates of 7.09% and 5.94% in connection with the sale of Dulles Business Park. The prepayment penalty was approximately $1 million, the majority of which was reimbursed by the purchaser.

Earnings Guidance

For 2012, WRIT projects Core FFO per fully diluted share to be $1.87 - $1.97. The following assumptions are incorporated into this guidance:

•	Same-store NOI growth is projected to range from -1% to 2%, with same-store occupancy remaining above 90%; any upside to NOI growth is dependent upon occupancy gains.

◦	Same-store multifamily NOI growth is projected to range from 4% to 6%, with flat same-store occupancy.

◦	Same-store office NOI growth is projected to range from -2% to 0%, with flat same-store occupancy.

◦	Same-store medical office NOI growth is projected to range from 0% to 3%, with flat same-store occupancy.

◦
Same-store retail NOI growth is projected to range from 0% to 3% excluding one-time write-offs related to Borders and costs related to a former tenant at Westminster Shopping Center, with flat same-store occupancy.

•	Non-same-store pool is projected to generate approximately $0.01 per fully diluted share lower NOI per quarter due to the net $50 million in asset sales in 2011.

•	Acquisition and disposition volume is projected to be $130 million and $80 million, respectively, the difference being to replace the net $50 million in asset sales in 2011.

•	General and administrative expense is projected to remain steady at approximately $16.0 million.

•	Interest expense is projected to remain consistent with fourth quarter 2011 levels, excluding any new acquisition financing activity.

•
Financing activity may include the refinancing of approximately $71 million of debt maturities, the current $89 million in total line of credit balance, $20 - $25 million of planned major capital expenditures and $15 million of previously announced development activity.

Dividends

On December 31, 2011, WRIT paid a quarterly dividend of $0.43375 per share for its 200th consecutive quarterly dividend at equal or increasing rates.

Washington Real Estate Investment Trust

Conference Call Information

The Conference Call for 4th Quarter Earnings is scheduled for Friday, February 17, 2012 at 11:00 A.M. Eastern time. Conference Call access information is as follows:

USA Toll Free Number: 1-877-407-9205
International Toll Number: 1-201-689-8054

The instant replay of the Conference Call will be available until May 18, 2012 at 11:59 P.M. Eastern time. Instant replay access information is as follows:

USA Toll Free Number:        1-877-660-6853
International Toll Number:    1-201-612-7415
Account:            286
Conference ID:         386272

The live on-demand webcast of the Conference Call will be available on the Investor section of WRIT's website at www.writ.com. On-line playback of the webcast will be available for two weeks following the Conference Call.

About WRIT

WRIT is a self-administered, self-managed, equity real estate investment trust investing in income-producing properties in the greater Washington metro region. WRIT owns a diversified portfolio of 71 properties totaling approximately 9 million square feet of commercial space and 2,540 residential units, and land held for development. These 71 properties consist of 26 office properties, 18 medical office properties, 16 retail centers and 11 multifamily properties. WRIT shares are publicly traded on the New York Stock Exchange (NYSE: WRE).
Note: WRIT's press releases and supplemental financial information are available on the company website at www.writ.com or by contacting Investor Relations at (301) 984-9400.
Certain statements in our earnings release and on our conference call are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially. Such risks, uncertainties and other factors include, but are not limited to, the potential for federal government budget reductions, changes in general and local economic and real estate market conditions, the timing and pricing of lease transactions, the effect of the current credit and financial market conditions, the availability and cost of capital, fluctuations in interest rates, tenants' financial conditions, levels of competition, the effect of government regulation, the impact of newly adopted accounting principles, and other risks and uncertainties detailed from time to time in our filings with the SEC, including our 2010 Form 10-K and third quarter 2011 Form 10-Q. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

(1) Funds From Operations (“FFO”) - The National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) defines FFO (April, 2002 White Paper) as net income (computed in accordance with generally accepted accounting principles (“GAAP”)) excluding gains (or losses) associated with sales of property, impairment of depreciable real estate and real estate depreciation and amortization. FFO is a non-GAAP measure and does not replace net income as a measure of performance or net cash provided by operating activities as a measure of liquidity. We consider FFO to be a standard supplemental measure for equity real estate investment trusts (“REITs”) because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which historically assumes that the value of real estate assets diminishes predictably over time. Since real estate values have instead historically risen or fallen with market conditions, we believe that FFO more accurately provides investors an indication of our ability to incur and service debt, make capital expenditures and fund other needs.

Core Funds From Operations (“Core FFO”) is calculated by adjusting FFO for the following items (which we believe are not indicative of the performance of WRIT's operating portfolio and affect the comparative measurement of WRIT's operating performance over time): (1) gains or losses on extinguishment of debt, (2) real estate impairment not already excluded from FFO and (3) costs related to the acquisition of properties, as appropriate. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. We believe that by excluding these items, Core FFO serves as a useful, supplementary measure of WRIT's ability to incur and service debt and to distribute dividends to its shareholders. Core FFO is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.

(2) Net Operating Income (“NOI”), defined as real estate rental revenue less real estate expenses, is a non-GAAP measure. NOI is calculated as net income, less non-real estate revenue and the results of discontinued operations (including the gain on sale, if any), plus interest expense, depreciation and amortization and general and administrative expenses. We provide NOI as a supplement to net income calculated in accordance with GAAP. As such, it should not be considered an alternative to net income as an indication of our operating performance. It is the primary performance measure we use to assess the results of our operations at the property level.

Washington Real Estate Investment Trust

(3) For purposes of evaluating comparative operating performance, we categorize our properties as “same-store” or “non-same-store”. A same-store property is one that was owned for the entirety of the periods being evaluated. A non-same-store property is one that was acquired or placed into service during either of the periods being evaluated.

(4) Funds Available for Distribution (“FAD”) is a non-GAAP measure. It is calculated by subtracting from FFO (1) recurring expenditures, tenant improvements and leasing costs that are capitalized and amortized and are necessary to maintain our properties and revenue stream and (2) straight-line rents, then adding (3) non-real estate depreciation and amortization, (4) amortization of restricted share and unit compensation, and adding or subtracting amortization of lease intangibles, as appropriate. We consider FAD to be a measure of a REIT's ability to incur and service debt and to distribute dividends to its shareholders. FAD is a non-standardized measure and may be calculated differently by other REITs.

Physical Occupancy Levels by Same-Store Properties (i) and All Properties
	Physical Occupancy
	Same-Store Properties		All Properties
Segment	4th QTR	4th QTR	4th QTR	4th QTR
	2011	2010	2011	2010
Multifamily	94.9%	95.7%	94.9%	95.7%
Office	88.8%	89.4%	89.0%	89.4%
Medical Office	90.6%	93.8%	86.5%	88.5%
Retail	93.0%	92.5%	93.3%	92.1%
Industrial	—%	—%	—%	78.6%

Overall Portfolio	91.3%	92.1%	90.8%	88.3%

(i) Same-Store properties include all stabilized properties that were owned for the entirety of the current and prior year reporting periods. For Q4 2011 and Q4 2010, same-store properties exclude:
Multifamily Acquisitions: none;
Office Acquisitions: 1140 Connecticut Ave, 1227 25th Street, Braddock Metro Center and John Marshall II;
Medical Office Acquisition: Lansdowne Medical Office Building;
Retail Acquisitions: Gateway Overlook Shopping Center and Olney Village Center.

Also excluded from Same-Store Properties in Q4 2011 and Q4 2010 are:
Sold Properties: The Ridges, Ammendale I & II, Amvax, Dulles Station I, and the Industrial Portfolio (all industrial properties and the Crescent and Albemarle Point).

Washington Real Estate Investment Trust

WASHINGTON REAL ESTATE INVESTMENT TRUST
FINANCIAL HIGHLIGHTS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
OPERATING RESULTS	2011	2010	2011	2010
Revenue
Real estate rental revenue	$76,708	$65,364	$289,527	$258,490
Expenses
Real estate expenses	26,068	21,033	97,192	86,660
Depreciation and amortization	25,398	20,492	93,297	80,066
General and administrative	4,140	3,951	15,728	14,406
	55,606	45,476	206,217	181,132
Real estate operating income	21,102	19,888	83,310	77,358
Other income (expense):
Interest expense	(16,207)	(17,567)	(66,473)	(67,229)
Acquisition costs	(36)	(709)	(3,607)	(1,161)
Other income	258	318	1,144	1,193
Real estate impairment	(14,526)	—	(14,526)	—
Gain (loss) on extinguishment of debt	(976)	(8,896)	(976)	(9,176)
Gain from non-disposal activities	—	3	—	7
	(31,487)	(26,851)	(84,438)	(76,366)

Income (loss) from continuing operations	(10,385)	(6,963)	(1,128)	992

Discontinued operations:
Income from operations of properties sold or held for sale	631	3,921	10,752	14,968
Income tax expense	—	—	(1,138)	—
Real estate impairment	—	—	(599)	—
Gain on sale of real estate	40,852	13,657	97,491	21,599
Net income	31,098	10,615	105,378	37,559
Less: Income from operations attributable to noncontrolling interests in subsidiaries	(9)	(24)	(94)	(133)
Less: Gain on sale of real estate attributable to noncontrolling interests in subsidiaries	(400)	—	(400)	—
Net income attributable to the controlling interests	$30,689	$10,591	$104,884	$37,426

Note: Certain prior period amounts have been reclassified to conform to the current presentation.

Washington Real Estate Investment Trust

WASHINGTON REAL ESTATE INVESTMENT TRUST
FINANCIAL HIGHLIGHTS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
FUNDS FROM OPERATIONS & FUNDS AVAILABLE FOR DISTRIBUTION	2011	2010	2011	2010
Income (loss) from continuing operations attributable to the controlling interests	$(10,385)	$(6,963)	$(1,128)	$992
Gain from non-disposal activities	—	(3)	—	(7)
Continuing operations real estate depreciation and amortization	25,398	20,492	93,297	80,066
Funds from continuing operations (1)	$15,013	$13,526	$92,169	$81,051

Discontinued Operations:
Income from operations of properties sold or held for sale	631	3,921	10,752	14,968
Income from operations attributable to noncontrolling interests in subsidiaries	(9)	(24)	(94)	(133)
Real estate depreciation and amortization	—	3,699	7,231	15,680
Funds from discontinued operations	622	7,596	17,889	30,515

Funds from operations (1)	$15,635	$21,122	$110,058	$111,566

Non-cash (gain) loss on extinguishment of debt	—	2,922	—	3,202
Tenant improvements	(5,100)	(6,373)	(11,889)	(13,579)
External and internal leasing commissions capitalized	(1,485)	(2,089)	(8,692)	(9,511)
Recurring capital improvements	(1,626)	(1,698)	(7,537)	(5,938)
Straight-line rents, net	(776)	(951)	(2,734)	(3,470)
Non-cash fair value interest expense	(53)	345	462	2,664
Non real estate depreciation & amortization of debt costs	845	889	3,733	3,969
Amortization of lease intangibles, net	(32)	(437)	(1,052)	(1,817)
Amortization and expensing of restricted share and unit compensation	1,459	1,553	5,580	5,852
Funds available for distribution(4)	$8,867	$15,283	$87,929	$92,938

Note: Certain prior period amounts have been reclassified to conform to the current presentation.

Washington Real Estate Investment Trust

		Three Months Ended December 31,		Twelve Months Ended December 31,
Per share data attributable to the controlling interests:		2011	2010	2011	2010
Income (loss) from continuing operations	(Basic)	$(0.16)	$(0.11)	$(0.02)	$0.02
	(Diluted)	$(0.16)	$(0.11)	$(0.02)	$0.02
Net income	(Basic)	$0.46	$0.16	$1.58	$0.60
	(Diluted)	$0.46	$0.16	$1.58	$0.60
Funds from continuing operations	(Basic)	$0.23	$0.21	$1.40	$1.30
	(Diluted)	$0.23	$0.21	$1.40	$1.30
Funds from operations	(Basic)	$0.23	$0.33	$1.66	$1.79
	(Diluted)	$0.23	$0.33	$1.66	$1.79

Dividends paid		$0.4338	$0.4338	$1.7350	$1.7313

Weighted average shares outstanding		66,069	64,536	65,982	62,140
Fully diluted weighted average shares outstanding		66,069	64,536	65,982	62,264

Washington Real Estate Investment Trust

WASHINGTON REAL ESTATE INVESTMENT TRUST
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)
(Unaudited)

	December 31, 2011	December 31, 2010
Assets
Land	$472,196	$381,338
Income producing property	1,934,587	1,670,598
	2,406,783	2,051,936
Accumulated depreciation and amortization	(535,732)	(460,678)
Net income producing property	1,871,051	1,591,258
Development in progress	43,089	26,240
Total real estate held for investment, net	1,914,140	1,617,498
Investment in real estate sold or held for sale	—	286,842
Cash and cash equivalents	12,765	78,767
Restricted cash	19,424	20,486
Rents and other receivables, net of allowance for doubtful accounts of $8,921 and $7,422 respectively	53,828	44,280
Prepaid expenses and other assets	120,601	92,040
Other assets related to property sold or held for sale	—	27,968
Total assets	$2,120,758	$2,167,881

Liabilities
Notes payable	$657,470	$753,587
Mortgage notes payable	427,710	361,860
Lines of credit	99,000	100,000
Accounts payable and other liabilities	51,145	49,138
Advance rents	13,739	11,099
Tenant security deposits	8,862	7,390
Other liabilities related to property sold or held for sale	—	23,949
Total liabilities	1,257,926	1,307,023

Equity
Shareholders' equity
Shares of beneficial interest, $0.01 par value; 100,000 shares authorized; 66,265 and 65,870 shares issued and outstanding, respectively	662	659
Additional paid-in capital	1,138,478	1,127,825
Distributions in excess of net income	(280,096)	(269,935)
Accumulated other comprehensive income	—	(1,469)
Total shareholders' equity	859,044	857,080

Noncontrolling interests in subsidiaries	3,788	3,778
Total equity	862,832	860,858

Total liabilities and equity	$2,120,758	$2,167,881

Note: Certain prior year amounts have been reclassified to conform to the current year presentation.

Washington Real Estate Investment Trust

The following tables contain reconciliations of net income to same-store net operating income for the periods presented:

Quarter Ended December 31, 2011	Multifamily	Office	Medical Office	Retail	Industrial	Total
Same-store net operating income(3)	$8,033	$20,631	$7,707	$6,953	$—	$43,324
Add: Net operating income from non-same-store properties(3)	—	4,724	53	2,539	—	7,316
Total net operating income(2)	$8,033	$25,355	$7,760	$9,492	$—	$50,640
Add/(deduct):
Other income						258
Acquisition costs						(36)
Interest expense						(16,207)
Depreciation and amortization						(25,398)
General and administrative expenses						(4,140)
Real estate impairment						(14,526)
Loss on extinguishment of debt						(976)
Discontinued operations:
Income (loss) from operations of properties sold or held for sale						631
Income tax benefit (expense)						—
Gain on sale of real estate						40,852
Net income						31,098
Less: Net income attributable to noncontrolling interests in subsidiaries						(409)
Net income attributable to the controlling interests						$30,689

Quarter Ended December 31, 2010	Multifamily	Office	Medical Office	Retail	Industrial	Total
Same-store net operating income(3)	$7,589	$20,930	$7,877	$7,507	$—	$43,903
Add: Net operating income from non-same-store properties(3)	—	—	(69)	497	—	428
Total net operating income(2)	$7,589	$20,930	$7,808	$8,004	$—	$44,331
Add/(deduct):
Other income						318
Acquisition costs						(709)
Interest expense						(17,567)
Depreciation and amortization						(20,492)
General and administrative expenses						(3,951)
Loss on extinguishment of debt						(8,896)
Gain from non-disposal activities						3
Discontinued operations:
Income (loss) from operations of properties sold or held for sale						3,921
Gain on sale of real estate						13,657
Net income						10,615
Less: Net income attributable to noncontrolling interests in subsidiaries						(24)
Net income attributable to the controlling interests						$10,591

Washington Real Estate Investment Trust

The following tables contain reconciliations of net income to same-store net operating income for the periods presented:

Year Ended December 31, 2011	Multifamily	Office	Medical Office	Retail	Industrial	Total
Same-store net operating income(3)	$31,262	$77,187	$30,983	$28,849	$—	$168,281
Add: Net operating income from non-same-store properties(3)	—	16,723	32	7,299	—	24,054
Total net operating income(2)	$31,262	$93,910	$31,015	$36,148	$—	$192,335
Add/(deduct):
Other income (expense)						1,144
Acquisition costs						(3,607)
Interest expense						(66,473)
Depreciation and amortization						(93,297)
General and administrative expenses						(15,728)
Real estate impairment						(14,526)
Loss on extinguishment of debt						(976)
Discontinued operations:
Income (loss) from operations of properties sold or held for sale						10,153
Income tax benefit (expense)						(1,138)
Gain on sale of real estate						97,491
Net income						105,378
Less: Net income attributable to noncontrolling interests in subsidiaries						(494)
Net income attributable to the controlling interests						$104,884

Year Ended December 31, 2010	Multifamily	Office	Medical Office	Retail	Industrial	Total
Same-store net operating income(3)	$29,356	$77,818	$30,744	$30,196	$—	$168,114
Add: Net operating income from non-same-store properties(3)	—	3,650	(431)	497	—	3,716
Total net operating income(2)	$29,356	$81,468	$30,313	$30,693	$—	$171,830
Add/(deduct):
Other income (expense)						1,193
Acquisition costs						(1,161)
Interest expense						(67,229)
Depreciation and amortization						(80,066)
General and administrative expenses						(14,406)
Loss on extinguishment of debt						(9,176)
Gain from non-disposal activities						7
Discontinued operations:
Income (loss) from operations of properties sold or held for sale						14,968
Gain on sale of real estate						21,599
Net income						37,559
Less: Net income attributable to noncontrolling interests in subsidiaries						(133)
Net income attributable to the controlling interests						$37,426

Washington Real Estate Investment Trust

The following table contains a reconciliation of net income attributable to the controlling interests to core funds from operations for the periods presented:

		Three Months Ended December 31,		Twelve Months Ended December 31,
		2011	2010	2011	2010
Net income attributable to the controlling interests		$30,689	$10,591	$104,884	$37,426
Add/(deduct):
Real estate depreciation and amortization		25,398	20,492	93,297	80,066
Gain from non-disposal activities		—	(3)	—	(7)
Discontinued operations:
Gain on sale of real estate		(40,852)	(13,657)	(97,491)	(21,599)
Gain on sale of real estate attributable to the noncontrolling interests		400	—	400	—
Income tax expense (benefit)		—	—	1,138	—
Real estate impairment		—	—	599	—
Real estate depreciation and amortization		—	3,699	7,231	15,680
Funds from operations(1)		15,635	21,122	110,058	111,566
Add/(deduct):
Loss (gain) on extinguishment of debt		976	8,896	976	9,176
Real estate impairment		14,526	—	14,526	—
Acquisition costs		36	709	3,607	1,161

Core funds from operations(1)		$31,173	$30,727	$129,167	$121,903

		Three Months Ended December 31,		Twelve Months Ended December 31,
Per share data attributable to the controlling interests:		2011	2010	2011	2010
Funds from operations	(Basic)	$0.23	$0.33	$1.66	$1.79
	(Diluted)	$0.23	$0.33	$1.66	$1.79
Core FFO	(Basic)	$0.47	$0.48	$1.95	$1.96
	(Diluted)	$0.47	$0.48	$1.95	$1.96

Weighted average shares outstanding		66,069	64,536	65,982	62,140
Fully diluted weighted average shares outstanding		66,069	64,536	65,982	62,264